UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 19, 1999



                               -------------------



                        CONSOLIDATED NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)



     Delaware                          1-3196                   13-0596475
(State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)



            CNG Tower, 625 Liberty Avenue, Pittsburgh, PA 15222-3199
            (Addressof principal executive offices)       (Zip Code)



       Registrant's Telephone Number, including area code: (412) 690-1000

ITEM 5. OTHER EVENTS


     Consolidated Natural Gas Company, a Delaware corporation ("CNG"), and Dominion Resources, Inc., a Virginia corporation ("DRI"), have entered into an Agreement and Plan of Merger, dated as of February 19, 1999 (the "Merger Agreement"), which provides for a merger of CNG with and into DRI (the "Merger"). Under the terms of the Merger Agreement, CNG will be merged with and into DRI, with DRI being the surviving corporation. Each outstanding share of Common Stock, par value $2.75 per share, of CNG will be cancelled and converted into the right to receive 1.52 shares of Common Stock, no par value, of DRI ("DRI Common Stock"). The Merger would result in the common shareholders of CNG owning 43% of the common equity of the combined company. The Merger, which was unanimously approved by the Boards of Directors of the constituent companies, is expected to close shortly after all of the conditions to the consummation of the Merger, including obtaining applicable regulatory approvals, are met or waived.

     The Merger Agreement and the press release issued in connection therewith are filed as Exhibits 2 and 99 to this report and are incorporated herein by reference.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


     (c) Exhibits. The following exhibits are filed herewith:

          2 Agreement and Plan of Merger, dated as of February 19, 1999, by and between CNG and DRI.

          99   Joint Press Release, dated February 22, 1999, of CNG and DRI.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CONSOLIDATED NATURAL GAS
                                     COMPANY



                                          By    /s/ D.M. Westfall
                                            ---------------------
                                            Name:  D.M. Westfall
                                            Title:  Senior Vice-President, Non-
                                                    regulated Business, and
                                                    Chief Financial Officer

DATE:  March 1, 1999

                                  EXHIBIT INDEX

Exhibit
Number
------

2 Agreement and Plan of Merger, dated as of February 19, 1999, by and between Consolidated Natural Gas Company and Dominion Resources, Inc.

99 Joint Press Release, dated February 22, 1999, of Consolidated Natural Gas Company and Dominion Resources, Inc.